EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-190192, 333-43593, 333- 69169, 333-156410, 333-39092, 333-61802, 333-106686, 333-116839, 333-116840, 333-135350, 333-161590, 333-168737, 333-231255) on Form S-8 of our reports dated February 23, 2024, with respect to the consolidated financial statements of Lithia Motors, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Portland, Oregon
February 23, 2024